Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Progressive Green Solutions, Inc. (the “Registrant”) on Form 10-Q for the fiscal quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Eugene Fernandez, as President and Interim Chief Financial Officer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 2, 2015	/s/ Eugene Fernandez
Name: Eugene Fernandez
Title: President and Interim Chief Financial Officer
(Principal Executive and Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Progressive Green Solutions, Inc. and will be retained by Progressive Green Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.